Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

QEP MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated April 19, 2013, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “QEP Midstream Partners, LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner are:

QEP Midstream Partners GP, LLC

1050 17th Street, Suite 500

Denver, Colorado 80265

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

QEP MIDSTREAM PARTNERS, LP

By:	QEP Midstream Partners GP, LLC, its
general partner

By:	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

[Signature Page to Certificate of Limited Partnership of QEP Midstream Partners LP]